UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2015

DRONE AVIATION HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150332	46-5538504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11651 Central Parkway #118, Jacksonville, FL 32224

 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 904-834-4400

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

Private Placement

On November 17, 2017 and November 19, 2015, Drone Aviation Holding Corp., a Nevada corporation (the “Company”) entered into common stock purchase agreements (the “Purchase Agreements”) with certain accredited investors (the “Investors”) pursuant to which the Company sold an aggregate of 745,000 shares (“the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”) for a purchase price of $5.00 per share (the “Private Placement”) and gross proceeds to the Company of $3,725,000.  Jay Nussbaum, the Chairman of the Company’s Board of Directors, Daniyel Erdberg, the Company’s President and an affiliated entity of Felicia Hess, the Company’s Chief Operating Officer, invested an aggregate of $1,050,000 in the Private Placement.

Pursuant to the terms of the Purchase Agreements, beginning on the final closing date of the Private Placement and ending twelve (12) months thereafter, the Company shall not issue any securities, subject to certain exceptions, at a per share price that is less than $5.00.

Additionally, for a period of one hundred and eighty (180) days from their applicable closing of the Private Placement, the Investors are prohibited from selling or otherwise disposing of the Shares purchased by them in the Private Placement.

Dougherty & Company LLC acted as sole placement agent in the Private Placement. They were issued a five year warrant to purchase up to 70,000 shares of the Company’s common stock at an exercise price of $5.00 per share (the “Placement Agent Warrant”). The Placement Agent Warrant is exercisable on a “cashless” basis.

The Shares and the Placement Agent Warrant were sold and issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

The foregoing descriptions of the Private Placement, the Purchase Agreements and the Placement Agent Warrant do not purport to be complete and are qualified in their entirety by reference to the complete text of the form of Placement Agent Warrant and the form of Purchase Agreement, filed as Exhibits 4.1 and 10.1 hereto, respectively, and which are incorporated herein by reference.

Preferred Stock Conversions

In connection with the closing of the Private Placement, certain holders (the “Preferred Holders”) of the Company’s outstanding Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock and Series G Convertible Preferred Stock (collectively, the “Preferred Stock”) executed separate conversion agreements (each, a “Conversion Agreement and, collectively, the Conversion Agreements”) pursuant to which each Preferred Holder agreed to convert its outstanding shares of Preferred Stock into shares of Common Stock (the “Conversion Shares”), pursuant to the conversion ratios set forth in the respective Certificate of Designation of Preferences, Rights and Limitations of such series of Preferred Stock, subject to beneficial ownership limitations, in which case such conversion shall be held in abeyance until such time, if any, as such issuance of Conversion Shares would not cause such Preferred Holder to exceed such beneficial ownership limitation. Additionally, pursuant to the terms of the Conversion Agreements executed by the holders of the Company’s Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, each of such Preferred Holders agreed to not sell or otherwise dispose of the Conversion Shares issued to them pursuant to the conversion of the aforementioned series of Preferred Stock for a period of one hundred and eighty (180) days from the Conversion Time (as defined in the applicable Conversion Agreements). As a result of the foregoing, the Company issued 1,236,726 shares of Common Stock to the Preferred Holders pursuant to the Conversion Agreements. One Preferred Holder of 100,100 shares of Series A Convertible Preferred Stock (the “Non-Converting Shares”) did not sign a conversion agreement and such shares of Series A Convertible Preferred Stock remain outstanding and convertible into an aggregate of 250,200 shares of Common Stock. However, the Non-Converting Shares are subject to the aforementioned one-hundred and eighty (180) day lock-up.

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In connection with the consummation of the Private Placement and pursuant to the Conversion Agreements entered into with the holders of the Series E Convertible Preferred Stock, the Company issued an aggregate of 70,000 additional shares of Common Stock (the “Adjustment Shares”) to such Preferred Stock holders in connection with certain “most favored nations” provisions governing the Series E Convertible Preferred Stock, which such provisions have been prospectively waived to the extent the conversion of any shares of Series E Convertible Preferred Stock is held in abeyance pursuant to beneficial ownership limitations.

Additionally, pursuant to the terms of the Company’s Series F Convertible Preferred Stock and Series G Convertible Preferred Stock, the Company is required to obtain the consent of such Preferred Stock holders in the event the Company desires to issue securities at a per share purchase price less than the purchase price of the Series F Convertible Preferred Stock and Series G Convertible Preferred Stock, respectively. In consideration for the aforedescribed consent in connection with the Private Placement and pursuant to the Conversion Agreements entered into with the holders of the Series F Convertible Preferred Stock and Series G Convertible Preferred Stock, the Company issued an aggregate of 182,525 shares of Common Stock to such Preferred Holders at the Conversion Time (the “Consent Shares”). The number of Consent Shares issued is equal to the number of shares of Common Stock the Preferred Holder would have received had the Preferred Holder paid the per share price of the common stock in the Private Placement for its shares of Preferred Stock, subject to adjustment.

As a result of the foregoing, the Company issued or will issue an aggregate of 1,489,251 shares of Common Stock to the Preferred Holders at the Conversion Time, inclusive of all Conversion Shares, Adjustment Shares and Consent Shares. As of November 17, 2015, and after taking into account the issuance of Common Stock in the Private Placement, the Conversion Shares (not including Conversion Shares held in abeyance pursuant to Beneficial Ownership Blockers), Adjustment Shares, the Consent Shares and shares of Common Stock issued pursuant to the Exchange Agreement (as described below), the Company has 5,125,585 shares of Common Stock issued and outstanding.

The Conversion Shares, Adjustment Shares and Consent Shares were sold and issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

The foregoing descriptions of the Preferred Stock Conversions does not purport to be complete and are qualified in their entirety by reference to the complete text of the form of Series A Preferred Stock Conversion and Lockup Agreement, the form of Series B Preferred Stock Conversion and Lockup Agreement, the form of Series C Preferred Stock Conversion and Lockup Agreement, the form of Series D Preferred Stock Conversion and Lockup Agreement, the form of Series E Preferred Stock Conversion Agreement, the form of Series F Preferred Stock Conversion Agreement and the form of Series G Preferred Stock Conversion, filed as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6 10.7 and 10.8 hereto, respectively, and which are incorporated herein by reference.

Preferred Stock Exchange

The Company also entered into an Exchange Agreement (the “Exchange Agreement”) with the holder of its outstanding shares of Series B-1 Convertible Preferred Stock pursuant to which the holder exchanged 68,731 shares of Series B-1 Preferred Stock for 55,000 shares of Common Stock.

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The Common Stock issued pursuant to the Exchange Agreement were issued as exempt securities pursuant to the provisions of Section 3(a)(9) of the Securities Act.

The foregoing description of the Exchange Agreement is not complete and is qualified in its entirety by reference to the full text of the form of Exchange Agreement, a copy of which is filed as Exhibit 10.9 hereto and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

The Company has made available its corporate presentation, in the form attached hereto as Exhibit 99.1, and which is incorporated herein by reference.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

4.1	Form of Placement Agent Warrant

10.1	Form of Common Stock Purchase Agreement

10.2	Form of Series A Preferred Stock Conversion and Lockup Agreement

10.3	Form of Series B Preferred Stock Conversion and Lockup Agreement

10.4	Form of Series C Preferred Stock Conversion and Lockup Agreement

10.5	Form of Series D Preferred Stock Conversion and Lockup Agreement

10.6	Form of Series E Preferred Stock Conversion Agreement

10.7	Form of Series F Preferred Stock Conversion Agreement

10.8	Form of Series G Preferred Stock Conversion Agreement

10.9	Form of Series B-1 Preferred Stock Exchange Agreement

99.1	Investor Presentation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Drone Aviation Holding Corp.
(Registrant)

Date: November 23, 2015	By:	/s/ Kendall Carpenter
Name: Kendall Carpenter
Title: Chief Financial Officer

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